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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

TCF National Bank Illinois
Plan Sponsor of the 401(k) Plan of the
  Employees of Standard Federal Bank for savings:

We consent to incorporation by reference in the registration statement (No. 33-79202) on Form S-8 of TCF National Bank Illinois, as successor by merger to Standard Financial, Inc., of our report dated April 16, 1999, relating to the statements of assets available for benefits of the 401(k) Plan of the Employees of Standard Federal Bank for savings as of December 31, 1998 and 1997, and the related statements of changes in assets available for benefits for each of the years then ended, and related schedules as of and for the year ended December 31, 1998, which report appears in the December 31, 1998, annual report on Form 11-K of the 401(k) Plan of the Employees of Standard Federal Bank for savings.

                                               /s/ KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 25, 1999